UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

Naturade, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-71606-A	23-2442709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2099 S. College Blvd., Suite 210, Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 860-7600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 8 -	Corporate Governance and Management

Item 5.02 -	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2008, the Company’s former Chief Operations Officer and Senior Vice-President of Sales Rick Robinette and former Chief Science Officer, Milso Sarcev caused to be filed an 8-K on behalf of the Company purporting to represent that they had removed Board members Adam Michelin, Steve Scott and Gary Cannon and a change of control of the Company had occurred in the form of a hostile take over. They are two of the three Board members of the controlling shareholder Redux Holdings, Inc. (“Redux”). The third Board member of Redux is Adam Michelin. Further on September 9, 2008, Mr. Robinette caused to be filed a Schedule 14C Information that pursuant to Delaware Business Corporation Law, Delaware Statutes Chapter 1 Sections 216 and 238, notice was given by written consent of the vote of the Board of the Controlling Shareholder of the removal of Mr. Michelin, Mr. Scott and Mr. Cannon from the Board of the Company, and appoint Rick Robinette as Company President. A dispute has arisen as to the validity of the actions taken by Mr. Robinette and Mr. Sarcev in that 1) the written consent provided to the Company’s counsel is not signed by the entire Redux Board and therefore deemed ineffective by the Company’s General Counsel as not meeting the requirements of written consent as defined under NRS 78.315 of the General Corporation Law of the State of Nevada and 2) the written consent purports to remove all the Board members including Michael L. Joncich and Robert A. Davies placed on the Company’s Board by order of the Bankruptcy Court under Section 7.4 of the Fifth Amended Joint Chapter 11 Plan of Reorganization (“Plan”), and cannot be so removed without either an order of the Court or until the repayment has been completed as contemplated by the Plan. A copy of the Action by Consent of the Board of Directors of Redux Holdings, Inc. is filed herewith. Further the Action by Consent of the Board of Directors of Naturade, Inc. terminating Mr. Michelin as the Company CEO and CFO, and Mr. Cannon as the Company Secretary and General Counsel is ineffectual as 1) it was not signed by all the Directors of Naturade, including Mr. Joncich and Mr. Davies, and 2) the document references the laws of the State of Nevada not of Delaware. The Company is a Delaware Company. A Copy of the Action By Consent of the Board of Directors of Naturade, Inc. is filed herewith.

The Parties are attempting to resolve all disputes.

9.2 Action by Consent of the Board of Directors of Redux Holdings, Inc., dated August 29, 2008

9.3 Action by Consent of the Board of Directors of Naturade, Inc., dated August 29, 2008

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc. (Registrant)

Date: September 11, 2008
By:	/s/ Adam Michelin Adam Michelin,
Chief Executive Officer